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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)    November 6, 2007


                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                   001-16317                 95-4079863
(State or other jurisdiction        (Commission              (IRS Employer
       of incorporation)            File Number)           Identification No.)


                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     November 6, 2007 - HOUSTON, TX - Contango Oil & Gas Company (AMEX:MCF) announced that its Mary Rose #1 well in Louisiana state waters at State Lease No. 18640 has been successfully completed and production tested at a rate of approximately 25 million cubic feet equivalent per day ("Mmcfe/d"). The Mary Rose #1 well is expected to begin producing in the spring of 2008 to a platform currently under construction. Additionally, the Company's Dutch #3 well began production and is currently producing at a rate of approximately 23.0 Mmcfe/d (approximately 7.0 Mmcfe/d net to Contango). Combined with our Dutch #1 and Dutch #2 wells, total production from our three Eugene Island 10 Dutch wells is approximately 75.0 Mmcfe/d (approximately 23.0 Mmcfe/d net to Contango).

     November 7, 2007 - The Company reported net income attributable to common stock for the three months ended September 30, 2007 of approximately $5.7 million, or $0.36 per basic share and $0.35 per diluted share, compared to a net loss attributable to common stock for the three months ended September 30, 2006 of approximately $0.4 million, or $0.03 per basic and diluted share.


ITEM 8.01. OTHER EVENTS

     November 6, 2007 - The Company announced that its Board of Directors is in the process of reviewing a range of strategic alternatives to enhance shareholder value, including the possible sale or merger of the Company, the sale of its Arkansas Fayetteville Shale interest, the sale of its Freeport LNG partnership interest, the sale of other significant assets and changes to the Company's business plan. Contango has retained Merrill Lynch & Co. to provide financial advisory services in connection with its review.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.                       Description of Document
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   99.1        Press release dated November 6, 2007
   99.2        Press release dated November 7, 2007
   99.3        Press release dated November 6, 2007

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONTANGO OIL & GAS COMPANY



Date: November 12, 2007                 By: /s/  KENNETH R. PEAK
                                            ------------------------------------
                                            Kenneth R. Peak
                                            Chairman and Chief Executive Officer